POWER OF ATTORNEY

The undersigned is a director and/or executive officer of The Progressive Corporation, an Ohio corporation
(the ?Corporation?), certain securities of which are registered pursuant to Section 12 of the Securities
Exchange Act of 1934, as amended (the ?Act?). The undersigned hereby makes, constitutes and appoints
Daniel P. Mascaro, Michael R. Uth, David M. Coffey,
Laurie F. Humphrey and Andrew J. Kane, and each of them, my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my name, place and stead, as my attorney-in-fact and agent, to:

a.	prepare, sign and file a Form ID, or
successor form, to obtain any EDGAR or other codes
necessary for the undersigned to file documents
with the Securities and Exchange Commission, and
to prepare and sign any and all Forms 3, 4 and 5,
or successor forms, and any and all amendments or
supplements thereto, in order to report, pursuant
to Section 16(a) of the Act, the number of the
Common Shares and other securities (including any
derivative securities) of the Corporation
beneficially owned by the undersigned, or any
change in the number of Common Shares or other
securities of the Corporation so owned by the
undersigned or in the nature of such ownership,
and to file with the Securities and Exchange
Commission and the New York Stock Exchange the
required number of copies of such form or forms,
or any such amendments or supplements, pursuant
to and in accordance with the applicable rules
and regulations of the Securities and Exchange
Commission and the New York Stock Exchange; and
b.	prepare and sign any and all Forms 144,
or successor forms, and any and all amendments or supplements thereto, in order to facilitate the sale of Common Shares or other securities of the Corporation beneficially owned by the undersigned, pursuant to Rule 144 under the Securities Act of 1933, as amended, and to file with the Securities and Exchange Commission and the New York Stock Exchange the required number of copies of such form or forms, or any such amendments or supplements, pursuant to and in accordance with the applicable rules and regulations of the Securities and Exchange
Commission and the New York Stock Exchange;

giving and granting unto each said attorney-in-fact and agent full power and authority to do and perform any and all acts and things whatsoever necessary or appropriate to be done in or about the premises, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and approving all that said attorneys-in-fact and agents, or any of them, or any such substitute or substitutes, shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 13th day of April, 2017.



			/s/ M. Jeffrey Charney
			M. JEFFREY CHARNEY